EXHIBIT 23

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the use, in the statement on Form 10K/A, Amendment #1 of Beta Music Group, Inc. and Subsidiary, of our report dated February 20, 2009 on our audit of the financial statements of Beta Music Group, Inc. and Subsidiary as of December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2008 and December 31, 2007 and inception on July 5, 2006 through December 31, 2008, and the reference to us under the caption "Experts."


/S/ MOORE & ASSOCIATES, CHARTERED
---------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
June 17, 2009


  6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501
  ----------------------------------------------------------------------------